                                                                    EXHIBIT 10.5

PORTIONS OF THIS AGREEMENT ARE SUBJECT TO ARBITRATION UNDER M.C.A. 27-5-101 ET.SEQ.


                                 LEASE AGREEMENT


1. PARTIES. THIS LEASE AGREEMENT made this 29th day of June 2000 between ANTHONY WAYNE OIL CORPORATION, hereinafter referred to as LESSOR, and ILX LIGHTWAVE CORPORATION, hereinafter referred to as LESSEE.

2. PREMISES. LESSOR hereby leases to LESSEE AND LESSEE leases from LESSOR for the term and upon the terms and conditions hereinafter set forth, the premises described as follows:

                  Tract B of Certificate of Survey No. 475B Two tracts of land being tracts 1A and 2A of Certificate of Survey No. 475A, located in the southeast one-quarter of section 8 and the southwest one-quarter of section 9, township 2 south, range 6 east, M.P.M., Gallatin County, Montana.

     TOGETHER WITH the building and other improvements to be constructed thereon as hereinafter provided, and together with the right to use all adjoining parking areas, driveways, sidewalks, roads and alleys and means of ingress and egress, insofar as LESSOR has the power to lease or license and use thereon.

3. CONSTRUCTION. LESSOR will construct for LESSEE, upon the agreed leased premises, a building with the mechanicals and landscaping pertinent thereto, in accordance with certain plans and specifications (Exhibit "A" attached) therefore prepared by Nick Fullerton Architects PC & Schmit Construction, Contractor, which bears the written approval of both LESSEE and LESSOR (hereinafter referred to as the PHASE 2). LESSOR agrees to complete the PHASE 2 by March, 1st 2001, strictly in accordance with the aforesaid plans and specifications, unless LESSOR and LESSEE agree to changes in such plans and specifications as they may occur during construction. The LESSOR agrees to assume the cost incurred for the PHASE 2 including the cost of the land, construction of the building and required landscaping. LESSOR further agrees to guarantee the quality of workmanship and other materials as provided in the Construction Contract (see Exhibit "A") for a period of one (1) year after completion, with the exception of those items covered by a specific manufacturer's warranty may differ from above.

4. TERM. The primary term of this lease shall commence on March, 1st 2001, provided that LESSOR has completed the PHASE 2 and LESSEE has accepted the PHASE 2 and shall continue for a period of 10 (Ten) years thereafter, unless sooner terminated or extended as hereinafter provided. LESSEE shall have and is hereby granted a total of one (1) five (5) year option and a one (1) four (4) year option to extend the term of this lease beyond the initial term, upon the same covenants and conditions as herein provided, except as hereinafter specifically set forth. If LESSEE shall elect to exercise one or more of such options, it shall do so by giving LESSOR written notice at least ninety (90) days prior to the expiration of the primary term or the then current extension, and in such notice LESSEE shall state the date which it elects to extend the term.

5. RENT. LESSEE agrees to pay to LESSOR or its designee a monthly rent of $15,600.00, payable in monthly installments for 10 (ten) years during the term of this lease.

     (a) In the event the LESSEE shall exercise its options to extend the primary term of this lease, the monthly rental during the first option period shall be $17,160.00; the monthly rental during the second option period shall be $18,020.00.

     (b) All rentals provided for herein shall be paid in advance on or before the fifth (5th) day of each month (unless such rental shall be abated or diminished as provided hereinafter).

     (c) See (addendum (1) one), attached, for PHASE 1 (one) and PHASE 2 (two) combined rental payment.

6. UTILITIES. LESSEE agrees to pay, before delinquency, all utility charges used by it, including but not limited to gas, electricity, and water.

7. TAXES. LESSEE agrees to be responsible for all taxes levied upon personal property, including trade fixtures and inventory, not owned by LESSOR and kept on leased premises. LESSEE agrees to pay all taxes and assessments, including RID's OR SID's, levied against the land and building and improvements, and, upon request, agrees to furnish LESSOR with receipts showing payment thereof. LESSEE shall have the right to direct LESSOR'S vote for or against any new SID's or RID's.

8. MAINTENANCE. LESSEE agrees to maintain in good repair the outside walls, roof and floor of the building and the surface of the parking area, sidewalks and driveways, as well as the structural soundness of the building, and all underground gas, water and sewer pipes. LESSEE agrees to keep the inside of the building in good repair including plumbing, electrical, wiring, air conditioning and heating equipment and those parts of underground gas, water and sewer pipes as are contained in or are directly beneath the floor of the building, and paint the exterior walls and be responsible for all glass, casualty damage, reasonable wear and tear expected.

9. HAZARDOUS SUBSTANCE. Except those as currently in use as listed in Exhibit "B" Hazardous Chemical List, and those considered as common cleaning products commercially available, LESSEE shall not use any hazardous or toxic substances without prior written notice to LESSOR. Said notice shall identify the substance to be used, the area in which the substance is to be used, the manner in which the substance is to be stored and applied, and the plans to dispose of any excess. LESSOR has the option of refusing to consent to such use, storage or disposal of toxic substances, and LESSEE's failure to comply with such decision shall constitute a default by LESSEE. All hazardous or toxic materials shall be used strictly in accordance with all applicable laws, rules and ordinances, and LESSEE shall not allow any hazardous or toxic waste into the air, ground or water that is not in compliance with said laws or regulations. LESSEE shall indemnify and hold LESSOR harmless from any claims, liability, loss, cost or expense (including but without limitation, attorney fees) resulting from hazardous or toxic wastes placed on the property by LESSEE.

10. ALTERATIONS. LESSEE shall not make any alterations involving structural changes after the initial construction of the improvements on the property, without securing LESSOR'S written consent, which shall not be unreasonably withheld. Other alterations or additions, such as to signage and non-weightbearing partitions, may be made by LESSEE in good workmanlike manner without cost to LESSOR and without LESSOR'S permission. LESSEE shall permit no liens to attach to the premises by virtue of alterations or additions by LESSEE.

11. TRADE OR OTHER FIXTURES. LESSEE may install or cause to be installed such equipment as reasonably necessary for the operation of its business. Such equipment may be installed prior to acceptance of the improvements and shall remain personal property, and title hereto shall continue in the owner thereof, regardless of the manner in which same may be attached or affixed to the premises. In the event such equipment is subject to a lien or title retention instrument, the holder of such liens or title retention instrument, shall have the right and be able to enforce the same as stated therein.

12. BUILDING EXPANSION. The entire acreage described in paragraph 2 is reserved for the present or future use of the LESSEE. Without the written consent of the LESSEE the LESSOR shall not subdivide the property during the term of this lease or any extension thereof. Should the LESSOR be unable or unwilling to construct additional facilities as requested by the LESSEE during the initial term of this lease or any extension thereof, LESSEE may exercise an option to purchase the property as provided in paragraph 21.

13. CASUALTY DAMAGE AND INSURANCE. With respect to the building to be erected on the leased premises, the LESSEE shall procure and maintain in force, at LESSEE'S expense, a standard fire and extended coverage insurance policy of the type then commonly purchased by the owners of commercial buildings in the same area in which the leased premises are situated, in an amount not less than $3,500,000 for Phase 1 (one) and Phase 2 (two) buildings combined. In the event of loss by reason of the perils covered under such insurance, proceeds of any insurance allowance of settlement shall be made available to the LESSEE for the use for the purpose of repairing, restoring and/or replacing such damaged building to the extent of such insurance proceeds. If the building cannot be used during such repairing, restoring or replacing, the rentals reserved to the LESSOR shall be temporarily abated and the LESSEE shall cause the required repairing, restoring or replacing to be completed as expeditiously as possible. In the event of loss by reason of perils covered by said insurance in excess of the face amount of said insurance policy or of a loss from perils not covered by said insurance, LESSOR shall have the option of receiving any insurance proceeds and, at LESSOR'S expense, repairing and restoring said premises to its original condition, or leaving the premises unrepaired. If the LESSOR elects not to so repair and restore said premises, then the LESSEE shall have the option to receive the insurance proceeds, if any, and so repair and restore the premises at the LESSEE'S expense. In the event that neither the LESSOR nor the LESSEE elect to repair and report the premises as aforesaid, then the insurance proceeds shall be payable to the LESSOR and this lease shall thereupon terminate. The LESSEE agrees to have such insurance as is required to be procured and maintained by the LESSEE issued in the name of the LESSOR with LESSEE as an additional insured, with a loss payable to any mortgages designated by the LESSOR, and to deliver to the LESSOR and the LESSOR'S mortgagor, if any, appropriate evidence of the existence of such insurance, together with the said premium receipts therefore, and to keep the same in effect and in full force and effect throughout the entire term of this lease or extension or renewal thereof.

14. LIABILITY INSURANCE. LESSEE agrees at LESSEE'S expense to maintain in force continuously throughout the term of this lease and any extension thereof public liability insurance covering the leased premises, with limits of ONE MILLION DOLLARS ($1,000,000.00) for death or injury to one person; FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for death or injury to more than one person; and FIFTY THOUSAND DOLLARS ($50,000.00) for property damage with a $2,000,000.00 COMBINED SINGLE LIMIT, and shall upon written request of LESSOR, furnish LESSOR a certificate by the insurer that such insurance is in force. The LESSOR shall be named as an additional insured in such policies of insurance.

15. COMPLIANCE'S WITH LAWS. LESSEE will promptly comply with all applicable and valid laws, ordinances, and regulations of Federal, State, County, Municipal or other lawful authority pertaining to the use and occupancy of the leased premises.

16. BANKRUPTCY. Should LESSEE make an assignment for the benefit of creditors, or be adjudicated bankrupt, such action shall constitute a breach of this lease for which LESSOR, at its option, may terminate all rights of LESSEE or its successors in interest under this lease.

17. EMINENT DOMAIN. If all of the leased premises is taken under the power of eminent domain or conveyed under threat of condemnation proceedings, or if only a part of such premises is so taken or conveyed and LESSEE shall determine that the remainder is inadequate or unsatisfactory for its purposes, which determination shall not be arbitrarily or capriciously made, then in either event, this lease shall terminate effective as of the date LESSEE is required to give up the right to occupy or use any part of the leased premises. The termination of this lease as above provided shall not operate to deprive LESSEE of the right to make claim against the condemning authority for any damage suffered by LESSEE, but LESSEE shall have no right to make any claim against LESSOR because of any such termination. If this lease is not terminated as above provided, LESSOR and LESSEE shall agree upon an equitable reduction of the rental.

17a. ARBITRATION. If the parties fail to agree upon such reduction within sixty
     (60) days from the date of the final award or payment for the part of the leased premises so taken or conveyed, LESSOR and LESSEE shall each choose one arbitrator and the two arbitrators so chosen shall choose a third arbitrator. The decision of any two of the arbitrators as to the rental reduction, if any, shall be binding on LESSEE and LESSOR and any expense of the arbitration shall be divided equally between LESSEE and LESSOR.

18. ATTORNEY'S FEES. If suit is brought to enforce any covenant herein contained, the parties hereto agree that the losing party shall pay the prevailing party a reasonable attorney's fee, which shall be fixed by the court, and court costs.

19. DEFAULT. In the event LESSEE shall default in the payment of the monthly rent as provided herein, LESSOR shall promptly so notify LESSEE in writing, and failure of LESSEE to cure such default within twenty (20) days after receipt of such notice shall, at the option of the LESSOR, work as a forfeiture of this lease, or LESSOR may enforce performance in any manner provided by law, and LESSOR'S agent or attorney shall have the right without further notice or demand to re-enter and remove all persons from LESSOR'S property without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or breach of covenant, or LESSOR'S agent or attorney may resume possession of the property and relet the same for the remainder of the term at the best rental such agent or attorney can obtain for the account of LESSEE, who shall pay any deficiency, and LESSOR shall have a lien as security for such rental upon the fixtures and equipment belonging to LESSEE which are on the demised premises. In the event LESSEE shall default in the performance of any of the terms or provisions of this lease other than the payment of monthly rent, LESSOR shall promptly so notify LESSEE in writing. If LESSEE shall fail to cure default within twenty (20) days after receipt of such notice, or if the default is one of such character as to require more than twenty (20) days to cure and LESSEE shall fail to commence to do so within twenty (20) days after receipt of such notice and thereafter diligently proceed to cure such default, then in either such event, LESSOR may cure such default and such expense shall be added to the rent otherwise due, but any such default shall not work as a forfeiture of this lease.

     In the event LESSOR shall default in the performance of any of the terms or provisions of this lease, LESSEE shall so promptly notify LESSOR in writing. If LESSOR shall fail to cure such default within twenty (20) days after receipt of such notice, or if the default is of such character as to require more than twenty (20) days to cure and LESSOR shall fail to commence to do so within twenty (20) days after receipt of such notice and thereafter diligently proceed to cure such default, then, in either such event LESSEE may cure such default and such expense shall be deducted from the rent otherwise due or cancel and terminate this lease.

20. RIGHT OF FIRST REFUSAL. If during the term of this lease, or any extension thereof, LESSOR shall receive a bona fide offer to purchase the demised premises, which offer is acceptable to LESSOR, LESSOR agrees that LESSEE shall have and is hereby granted an option to purchase the demised property upon the same terms and provisions. LESSOR agrees immediately after receipt of such an offer to give LESSEE notice in writing of the terms and provisions thereof, and that LESSEE may exercise its option to purchase said property at any time within twenty (20) days after such notice is received by LESSEE. If LESSEE shall elect to exercise such option it shall do so by giving written notice to LESSOR within such twenty (20) day period and a contract of sale shall be executed by the parties and title closed within a reasonable time thereafter. The failure of LESSEE to exercise the option provided in this article shall in no way relieve or release LESSOR or its assigns from the terms and effect of the option granted in paragraph 21.

21. OPTION TO PURCHASE. Any time after the tenth (10th) lease year, or earlier as provided in paragraph 12, by notification to LESSOR of LESSEE'S intentions, LESSEE may exercise an option to purchase the property at a price to be determined by the average of two MAI appraisals, but in no event may the purchase price be less than eleven (11) times the annual rental at the time the option is exercised; provided, however, that written notice of the exercise of said option, accompanied by an earnest money deposit of 10% must be given to LESSOR within sixty (60) days of exercise of the option. Upon receipt of said notice and earnest money by LESSOR, the parties shall execute an agreement to consummate said sale and the sale shall be closed within a reasonable time thereafter, but, in all events, not later than one hundred twenty (120) days of the notice of exercise of the option. Rent is to be apportioned to date of closing.

22. LESSOR'S COVENANTS. LESSOR covenants that it has good and marketable title to the demised premises in fee simple absolute. In the event LESSEE exercises its option to purchase as described above, LESSOR shall convey the premises free and clear of all encumbrances except right-of-way, federal patents and mineral reservations, easements, and building and use restrictions of record.

23. QUIET ENJOYMENT. That LESSEE upon paying the rent and performing the covenants and agreements of this lease shall quietly have, hold and enjoy the demised premises and all rights granted LESSEE in this lease during the term thereof and extensions thereto, if any.

24. SUBORDINATION. LESSEE hereby agrees that its lease-hold interest hereunder is subordinate to any mortgages now on, or hereafter to be placed on the premises leased hereunder; provided, as a condition precedent to such subordination, each such mortgage shall expressly covenant or each mortgage shall expressly provide that so long as the LESSEE is not in default under said LEASE AGREEMENT, the LESSEE'S quiet possession of the portion of the premises leased hereunder shall remain undisturbed, on the terms and conditions stated herein, whether or not the mortgage is in default and notwithstanding and foreclosure or other action brought by the holder of the mortgage in connection therewith.

25. ASSIGNMENT AND SUBLETTING. LESSEE shall have the right to assign or sublease the whole or any part of the demised premises, provided that any assignment or sublease shall be subject to all of the terms and conditions of this lease and that LESSEE shall remain primarily liable for the payment of the rent and the performance of the terms and conditions of this lease, unless LESSOR shall agree otherwise.

26. NOTICES. Any notices required or permitted hereunder shall be in writing and delivered either in person to the other party or under other party's authorized agent, or by the United States Certified Mail, Return Receipt Requested, postage fully prepaid or by fax follow-up by regular mail, to the addresses set forth hereinafter, or to such other addresses as either party may designate in writing and deliver as herein provided.

     LESSOR:    ANTHONY WAYNE OIL CORPORATION
                         127 West Berry Street
                         Suite 702
                         Fort Wayne, Indiana 46802

     LESSEE:             ILX LIGHTWAVE CORPORATION / Attn: Randall T. Dugger
                         P.O. Box 6310
                         Bozeman, Montana 59771

27. RECORDATION. This lease agreement shall not be filed for public record by any party hereto, but when the construction of the building and other improvements is completed as herein provided LESSOR and LESSEE shall execute and acknowledge a memorandum or short form lease setting forth the parties, description of the leases premises, term of the lease, options for extension of the term, if any and other provision hereof, the inclusion of which shall be mutually agreed upon by LESSOR and LESSEE, which memorandum of short form lease may be filed for public record by any party hereto. However, at the option of either party a short form memorandum of lease may be filed by either party at any time after the execution of this lease agreement.

28. COMPLETE AGREEMENT. This lease contains a complete expression of the agreement between the parties and there are no promises, representation or inducements except such as are herein provided.

     This lease agreement shall inure to be benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     EXECUTED BY LESSOR this 12th day of July, 2000

                                       ANTHONY WAYNE OIL CORPORATION, by



                                       -----------------------------------------
                                       Thomas W. Silva, President

     EXECUTED BY LESSEE this 11th day of August, 2000

                                       ILX LIGHTWAVE CORPORATION, by



                                       -----------------------------------------
                                       Lawrence A. Johnson, President/CEO